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                                                                   EXHIBIT 23(B)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Marine Shuttle Operations Inc. (formerly Geoteck International, Inc.) on Form S-1 of (i) our report relating to Marine Shuttle Operations AS dated June 25, 1998, and (ii) our report relating to Offshore Shuttle AS dated June 25, 1998, each of which appear in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche
DELOITTE & TOUCHE
Oslo, Norway
July 2, 1998